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                                                                    EXHIBIT 4(p)




                    SECOND SUPPLEMENT TO SECURITY AGREEMENT


     THIS SECOND SUPPLEMENT TO SECURITY AGREEMENT (herein called this "Supplement") executed as of the 7th of April, 1994, by and among HOLLY CORPORATION, a Delaware corporation ("Borrower"), NAVAJO REFINING COMPANY, a Delaware corporation ("Navajo"), HOLLY PETROLEUM, INC., a Delaware corporation ("Holly Petroleum"), NAVAJO HOLDINGS, INC., a New Mexico corporation ("Navajo Holdings"), NAVAJO PIPELINE CO., a Delaware corporation ("Navajo Pipeline"), LEA REFINING COMPANY, a Delaware corporation ("Lea"), NAVAJO WESTERN ASPHALT COMPANY, a New Mexico corporation ("Navajo Western") and NAVAJO CRUDE OIL MARKETING COMPANY, a Texas corporation ("Navajo Crude") (Borrower, Navajo, Holly Petroleum, Navajo Holdings, Navajo Pipeline, Lea, Navajo Western and Navajo Crude individually, a "Debtor" and collectively, the "Debtors") and NATIONSBANK OF TEXAS, N.A., as agent (in its capacity as agent, the "Secured Party"), BANQUE PARIBAS ("Banque Paribas"), THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston") and THE BANK OF NOVA SCOTIA ("Bank of Nova Scotia"; NationsBank, Banque Paribas, Bank of Boston and Bank of Nova Scotia collectively, the "Banks") under that certain First Amended and Restated Credit Agreement (as heretofore, now or hereafter amended, modified or supplemented, the "Credit Agreement") dated July 23, 1993, by and among Borrower, each Debtor (other than Navajo Crude), Montana Refining Company, A Partnership, a Montana partnership ("Montana"), Agent and Banks.

                              W I T N E S S E T H:

     WHEREAS, each Debtor (other than Navajo Crude), and the Secured Party have entered into that certain Security Agreement dated as of July 30, 1991, as supplemented by that certain First Supplement to Security Agreement dated as of February 20, 1992, effective as of December 27, 1991, (as so supplemented, the "Original Agreement") for the purpose and consideration therein expressed, whereby each such Debtor granted to the Secured Party for the benefit of the Banks a continuing security interest in certain properties, assets and rights securing the Obligations (as defined in the Original Agreement); and

     WHEREAS, Borrower, Debtors, Montana, Agent and the Banks have entered into that certain First Amendment to First Amended and Restated Credit Agreement dated of even date herewith (the "Credit Agreement Amendment") pursuant to which Navajo Crude became a "Related Person" for purposes of the Credit Agreement;

     WHEREAS, it is a condition precedent to the Banks' obligations to enter into the Amendment to Credit Agreement that Navajo Crude shall grant to the Secured Party for the benefit of the Banks a security interest in all property of Navajo Crude of the type covered by the Original Agreement;





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     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the making of the Loans to Borrower and the issuing, extending and renewing of Letters of Credit for the account of Borrower and for the account of Montana, upon the terms and conditions of the Credit Agreement, and of other good and valuable consideration, the Debtors hereby agree with the Secured Party as follows:


                                   ARTICLE I.

                          Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Supplement.

     Section 1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Supplement shall have the meanings assigned to them in this Section 1.2.

             "Supplement" shall mean this Second Supplement to Security
     Agreement.

             "Security Agreement" shall mean the Original Agreement as supplemented hereby.


                                  ARTICLE II.

                        Supplement to Original Agreement

     Section 2.1. Global Supplement. Each reference to the terms "Debtor" and "Debtors" shall be deemed to refer collectively and individually to each of Borrower, Navajo, Holly Petroleum, Navajo Holdings, Navajo Pipeline, Lea, Navajo Western and Navajo Crude.

     Section 2.2. Specific Amendment. Section 3.1 of the Original Agreement is hereby amended by adding the following sentence immediately following the fourth sentence thereof:

     "The Collateral owned by Navajo Crude Oil Marketing Company will be kept in Texas."

     Section 2.3. Grant of Security Interest. Navajo Crude does hereby grant to the Secured Party, for the benefit of the Banks, to secure the payment and performance of the Obligations, a continuing security interest in the following properties, assets and rights owned by Navajo Crude or in which Navajo Crude





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otherwise has rights, whether now owned or hereafter acquired or existing
(collectively, the "Navajo Crude Collateral"):

                   (i)   All Parts and Accessories.

                  (ii)   All Inventory.

                 (iii)   All Receivables.

                  (iv)   All Pledged Debt.

                   (V)   All General Intangibles.

                  (vi)   All Cash Collateral and Cash Collateral Investments.

                 (vii) All proceeds of any and all of the foregoing Navajo Crude Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing Navajo Crude Collateral.


                                  ARTICLE III.

                   Representations, Warranties and Covenants

     Section 3.1. Representations, Warranties and Covenants of Debtors. In order to induce Secured Party to enter into this Supplement, each Debtor represents, warrants, covenants and agrees with the Secured Party that the representations, warranties and covenants contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 of the Original Agreement are true and correct at and as of the execution date hereof.


                                  ARTICLE IV.

                                 Miscellaneous

     Section 4.1. Ratification of Agreements. The Original Agreement as hereby supplemented is hereby ratified and confirmed in all respects and the obligations and covenants of each Debtor thereunder are unimpaired hereby and shall remain in full force and effect. Any reference to the Original Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby supplemented. The execution, delivery and effectiveness of this Supplement shall not, except as expressly provided, herein, operate as a waiver of any right, power or remedy of the Banks under the Security Agreement or any other





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Loan Document nor constitute a waiver of any provision of the Security
Agreement or any other Loan Document.

     Section 4.2. Survival of Agreements. All representations, warranties, covenants and agreements of each Debtor herein shall survive the execution and delivery of this Supplement and the performance hereof, and the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.

     Section 4.3. Loan Documents. This Supplement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents shall apply hereto.

     Section 4.4. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 4.5. Counterparts. This Supplement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Supplement.

     IN WITNESS WHEREOF, this Supplement is executed as of the Date first above written.

                                        HOLLY CORPORATION

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President, Treasurer and
                                            Controller

                                        NAVAJO REFINING COMPANY

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer

                                        NAVAJO HOLDINGS, INC.

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer




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                                        NAVAJO PIPELINE CO.

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer

                                        HOLLY PETROLEUM, INC.

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer

                                        LEA REFINING COMPANY

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer

                                        NAVAJO WESTERN ASPHALT COMPANY

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer

                                        NAVAJO CRUDE OIL MARKETING
                                        COMPANY

                                        By: /s/ HENRY A. TEICHHOLZ
                                            Henry A. Teichholz
                                            Vice President and Treasurer


Accepted:

NATIONSBANK OF TEXAS, N.A.,
as Agent


By: /s/ RANDALL L. OSTERBERG
   Randall L. Osterberg
   Vice President





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